                                                                      Exhibit B
                                                                      ---------

                     Identification of Members of the Group
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DOLAN FAMILY LLC

KATHLEEN M. DOLAN, individually and as Trustee for Dolan Descendants Trust, Dolan Progeny Trust, Dolan Grandchildren Trust, Dolan Spouse Trust, DC Kathleen Trust, and as Director of Dolan Children's Foundation

MARIANNE DOLAN WEBER, individually and as Trustee for Dolan Descendants Trust, Dolan Progeny Trust, Dolan Grandchildren Trust, Dolan Spouse Trust, DC Marianne Trust, and as Director of Dolan Children's Foundation

DEBORAH DOLAN-SWEENEY, individually and as Trustee for Dolan Descendants Trust, Dolan Progeny Trust, Dolan Grandchildren Trust, Dolan Spouse Trust, DC Marianne Trust, and as Director of Dolan Children's Foundation

PAUL J. DOLAN, individually and as Trustee for CFD Trust #10, Dolan Descendants Trust, Dolan Progeny Trust, Dolan Grandchildren Trust, Dolan Spouse Trust, DC James Trust and the DC Kathleen Trust



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